UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Consent Statement

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☐           Definitive Consent Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ZORAN CORPORATION
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
COWEN OVERSEAS INVESTMENT LP
RAMIUS ADVISORS, LLC
RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC
RAMIUS LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JON S. CASTOR
DALE FULLER
THOMAS LACEY
JEFFREY MCCREARY
JEFFREY C. SMITH
EDWARD TERINO

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, together with the other participants named herein (collectively, “Ramius”), has made a definitive filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Zoran Corporation, a Delaware corporation (“Zoran”) for the removal of six current directors of Zoran and the election of Ramius’ six nominees.

On January 19, 2011, Ramius issued the following press release:

Ramius Files Definitive Consent Statement Seeking to Remove and Replace Six Members of Zoran Corporation's Board of Directors

Urges Shareholders to Support Ramius' Efforts to Restore Credibility and Enhance Value at Zoran by Executing and Delivering a WHITE Consent Card

NEW YORK, Jan. 19, 2011 -- Ramius Value and Opportunity Advisors LLC, a subsidiary of Ramius LLC (collectively, "Ramius"), announced today that it has filed definitive consent solicitation materials with the Securities and Exchange Commission and is commencing distribution of those soliciting materials to shareholders of Zoran Corporation (NasdaqGS: ZRAN - News) to solicit consents to replace six members of the Zoran Board with Ramius' highly qualified nominees.

Ramius is one of the largest shareholders of Zoran, beneficially owning approximately 9.3% of the shares outstanding.  Holders of Zoran shares as of the close of business on January 7, 2011, the record date for the Consent Solicitation, are entitled to execute and deliver a WHITE consent card in support of Ramius' proposals.

Ramius believes the election of its six nominees, five of whom are independent of Ramius, is essential to restore shareholder value at Zoran and to properly address the significant issues facing Zoran as a result of long-term fundamental underperformance and repeated missed expectations for revenue growth and profitability. Ramius is critical of Zoran's failed strategy of spending significant money chasing growth in Zoran's unprofitable and structurally challenged Digital Televisions (DTV) and DVD businesses.  Ramius stated that the best course of action for the Company's shareholders is to reconstitute the Board with highly qualified nominees who are committed to taking appropriate actions to return Zoran to an acceptable level of profitability and who will represent the best interests of all shareholders.

Ramius Partner Managing Director Jeffrey C. Smith stated, "Zoran has dramatically underperformed the Russell 2000, NASDAQ and its Peer Group over almost any measurement period.  This substantial underperformance has been largely driven by the Company's unwavering commitment to fund heavy losses in the unprofitable and structurally challenged DTV and DVD business."

Mr. Smith continued, "Our nominees have a plan to restore credibility and enhance value at Zoran.  Among other things, we are committed to exploring all alternatives for the Company's DTV and DVD businesses, as well as significantly reducing expenses relating to Microtune's DTV business.  We urge all shareholders to support our efforts to remove directors that have presided over substantial losses and to elect in their place competent directors with the experience to deliver value at Zoran."

For further information regarding Ramius' consent solicitation, including information on Ramius' six director nominees, shareholders can visit www.shareholdersforzoran.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ramius Value and Opportunity Advisors LLC ("Value and Opportunity Advisors"), together with the other participants named herein, has filed definitive consent materials with the Securities and Exchange Commission ("SEC"), including a WHITE consent card to solicit consents for the removal of six (6) current directors of the Company and the election of Ramius' slate of director nominees.

RAMIUS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH CONSENT STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT 877.717.3898 OR COLLECT AT (212) 750-5833.

The participants in the solicitation are Ramius Value and Opportunity Master Fund Ltd, Cowen Overseas Investment LP, Ramius Advisors, LLC, Ramius Value and Opportunity Advisors LLC, Ramius LLC, Cowen Group, Inc., RCG Holdings LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Jon S. Castor, Dale Fuller, Thomas Lacey, Jeffrey McCreary, Jeffrey C. Smith and Edward Terino (collectively, the "Participants").

Information regarding the Participants, including their direct or indirect interests in the company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Ramius with the Securities and Exchange Commission on November 1, 2010, as may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively beneficially own an aggregate of 4,549,800 shares of common stock of the company, consisting of (i) 3,335,650 shares of Common Stock beneficially owned by Value and Opportunity Master Fund, (ii) 1,111,850 shares of Common Stock beneficially owned by COIL, (iii) 10,000 shares of Common Stock owned directly by Jon S. Castor, (iv) 50,000 shares of Common Stock owned directly by Dale Fuller, (v) 22,300 shares of Common Stock owned directly by Jeffrey McCreary and (vi) 20,000 shares of Common Stock owned directly by Edward Terino.

As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

ABOUT RAMIUS LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo and Munich.

CONTACT:
Peter Feld, 212-201-4878
Gavin Molinelli, 212-201-4828